Exhibit 1.1

[—] Shares

TerraForm Power, Inc.

Class A Common Stock

EQUITY UNDERWRITING AGREEMENT

July [    ], 2014

Goldman, Sachs & Co.

Barclays Capital Inc.

Citigroup Global Markets Inc.

As Representatives of the

Several Underwriters

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

TerraForm Power, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [—] shares (the “Firm Shares”) of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to [—] additional shares of Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company and the Underwriters agree that up to 5% of the Firm Shares to be purchased by the Underwriters (the “Reserved Shares”) shall be reserved for sale by the Underwriters to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement (as defined below), the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters, the Invitees who will purchase Reserved Shares (including the amount to be purchased by such persons) sold by the Underwriters. To the extent that such Reserved Shares are not orally confirmed for purchase by Invitees by 8:00 A.M. (New York City time) on the first business day after the date of this Agreement, such Reserved Shares may be offered to the public as part of the public offering contemplated hereby.

Substantially concurrently with or immediately prior to the Closing Date (as defined below), the Company, TerraForm Power, LLC, a Delaware limited liability company (“Terra LLC”) and certain of their existing and newly formed subsidiaries (including TerraForm Power Operating LLC, a Delaware limited liability company (“Terra Operating LLC”) will complete a series of transactions described in the Prospectus under the caption “Summary—Organizational Transactions” pursuant to which:

(a)	SunEdison, Inc. (“SunEdison”), as the sole stockholder of SunEdison Holdings Corporation, a Delaware corporation and a stockholder of the Company (“SunEdison Holdings”), will contribute, or cause to be contributed, to Terra LLC the entities listed on Schedule II-A hereto, which hold solar energy assets developed by SunEdison (the “Contributed Entities”);

(b)	On March 28, 2014, Terra LLC entered into a new $250 million term loan bridge loan facility, subsequently increased to a $400 million facility through an amendment dated May 15, 2014 (as amended, the “Bridge Facility”), of which $400 million has been drawn to fund the acquisition by Terra LLC of the entities listed on Schedule II-B hereto, which hold solar energy assets developed by third parties (the “Acquired Entities”);

(c)	Terra LLC will complete the acquisition of the Acquired Entities which are not acquired prior to the Closing Date;

(d)	SunEdison will, or will cause SunEdison Holdings to, amend and restate the Company’s certificate of incorporation to provide for the Common Stock, Class B common stock (the “Class B Common Stock”) and Class B1 common stock (the “Class B1 Common Stock”), at which time SunEdison Holdings’ interest in the Company’s common equity will be converted into shares of Class B Common Stock and Class B Units (as defined below), and the restricted shares issued to employees of SunEdison under the TerraForm Power, Inc. 2014 Second Amended and Restated Long-Term Incentive Plan will automatically convert into shares of Common Stock;

(e)	SunEdison will, or will cause SunEdison Holdings to, amend Terra LLC’s operating agreement to provide for Class A units (the “Class A Units”), Class B units (the “Class B Units”) and Class B1 units (the “Class B1 Units”), and to convert SunEdison Holdings’ equity in the Company into Class B units, issue to the Company a number of Class A Units equal to the number of shares of Common Stock outstanding immediately after the Company amends and restates its certificate of incorporation as described above, issue the incentive distribution rights of Terra LLC (the “IDRs”) to SunEdison Holdings and appoint the Company as the sole managing member of Terra LLC;

(f)	The Company or its Subsidiaries (as defined below) will acquire Imperial Valley Solar 1 Holdings II, LLC (“Mt. Signal”) from Silver Ridge Power, LLC (“Silver Ridge”) in exchange for consideration consisting of (i) Class B1 Units and shares of Class B1 Common Stock, which Silver Ridge will distribute to R/C US Solar Investment Partnership, L.P. (“Riverstone”), and (ii) Class B Units and shares of Class B Common Stock, which Silver Ridge will distribute to SunEdison Holdings;

(g)	Terra Operating LLC will enter into a new $140.0 million revolving credit facility (the “Revolving Credit Facility”), which will remain undrawn at the Closing Date, and a $300.0 million term loan facility (the “Term Loan Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”), which Term Loan Facility will be used to refinance any remaining borrowings under the Bridge Facility at the Closing Date;

(h)	The Company will issue and sell the Firm Shares to the Underwriters and will use all of the net proceeds therefrom to purchase newly issued Class A Units of Terra LLC;

(i)	The Company will issue [ ] shares of Common Stock to Altai Capital Master Fund, Ltd. and Everstream Opportunities Fund I, LLC in a private placement (the “Private Placement”);

(j)	Terra LLC will use the net proceeds from the offering as described in the Registration Statement and Prospectus under the heading “Use of Proceeds”; and

(k)	The Company will enter into various agreements and arrangements set forth on Schedule III hereto (together with the Credit Facilities, the “Transaction Documents”).

The transactions discussed in clauses (a) through (c) of this paragraph are collectively referred to as the “Formation Transactions,” the transactions discussed in clauses (d) through (j) of this paragraph are collectively referred to as the “Offering Transactions” and the Formation Transactions and the Offering Transactions are together referred to as the “Organizational Transactions.” The Company, Terra LLC and SunEdison Holdings are together referred to as the “YieldCo Parties.”

If the Underwriters exercise their option to purchase the Option Shares, the Company will issue and sell the Option Shares to the Underwriters and use the net proceeds therefrom to purchase Class B Units and a corresponding amount of Class B Common Stock from SunEdison and immediately cancel such Class B Units and Class B Common Stock contemporaneously with Terra LLC issuing Class A Units to the Company (collectively, the “Option Shares Transactions”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The YieldCo Parties, jointly and severally, represent and warrant to each of the Underwriters as follows:

(a) A registration statement on Form S-1 (File No. 333-196345) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A under the Act and contained in the Prospectus referred to below, and has become effective under the Act. No post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule IV hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the

General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [—:—] p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule V hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated July [—], 2014.

“Subsidiaries” means the subsidiaries of the Company as listed in Exhibit 21 to Item 16(a) of the Registration Statement, together with the other direct and indirect subsidiaries of the Company assuming the Organizational Transactions (including the contribution by SunEdison or SunEdison Holdings of the Contributed Entities and the acquisition by Terra LLC of the Acquired Entities) have been consummated on or prior to the date hereof.

(c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. SunEdison Holdings has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to enter into and perform its obligations under this Agreement and the Transaction Documents to which it is a party. Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Subsidiaries listed in Exhibit D hereto are the only “significant subsidiaries” of the Company (as such term is defined in Rule 1-02 of Regulation S-X). The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (including the consummation of the Organizational Transactions) (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of share capital or other ownership interests of each of the Subsidiaries (including, without limitation, the Class A Units, the Class B Units and the IDRs) have been duly authorized and validly issued, are fully paid and, with respect to shares of share capital, non-assessable and, other than as described in the Registration Statement, the General Disclosure Package or the Prospectus, are or will be (upon the completion of the Organizational Transactions) owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of share capital or ownership interests in the Subsidiaries are outstanding.

(d) From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(e) The shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and delivered by the Company and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Common Stock. On the

Closing Date, after giving effect to the Organizational Transactions, (i) SunEdison Holdings will own all of the outstanding Class B Common Stock, Class B Units and IDRs (subject to the share pledge in favor of the collateral agent under SunEdison’s senior secured credit facility), (ii) the Company will own all of the outstanding Class A Units and (iii) Riverstone will own all of the outstanding Class B1 Common Stock and Class B1 Units.

(f) The information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar information contained in the General Disclosure Package) in the column entitled “Actual” under the caption “Capitalization” is true and correct. Upon consummation of the Formation Transactions, the information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) in the column entitled “As Adjusted for the Formation Transactions” under the caption “Capitalization” will be true and correct. Upon consummation of the Offering Transactions, the information with respect to the Company’s authorized capitalization set forth in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) in the column entitled “As Adjusted for the Offering Transactions” under the caption “Capitalization” will be true and correct. All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities (other than grants of equity based awards pursuant to the Company’s equity incentive and employee benefit plans); (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(g) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations, in each case in all material respects. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the

Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.

(h) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(i) The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(j) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 5(b) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(k) (A) At the time of filing the Registration Statement and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l) The financial statements, together with related notes and schedules, as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly in all material respects the financial position and the results of operations and cash flows of the entities purported to be shown thereby, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected combined financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and such data have been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus (including the information presented under the caption “Cash Dividend Policy—Unaudited Pro Forma Cash Available for Distribution for the Year Ended December 31, 2013 and the Three Months Ended March 31, 2014”) present fairly in all material respects the information shown therein, have been prepared in accordance with the applicable Rules and Regulations with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Subject to the assumptions, limitations, qualifications and other considerations set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the estimates contained in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Cash Dividend Policy—Estimated Cash Available for Distribution for the 12 months Ending June 30, 2015 and December 31, 2015” has been prepared using assumptions which reflect the Company’s planned course of action for the periods covered given the Company’s judgment as to the most probable range of economic conditions and other relevant factors, and such estimates present fairly and accurately in all material respects the Company’s expectation of its cash available for distribution for the periods presented. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(m) KPMG LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the applicable Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(n) CohnReznick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the applicable Rules and Regulations and the PCAOB.

(o) Moss Adams LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the applicable Rules and Regulations and the PCAOB.

(p) Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act, the applicable Rules and Regulations and the PCAOB.

(q) The statements in the Registration Statement, the General Disclosure Package and Prospectus under the captions “Business-Our Portfolio,” “Business-Regulatory Matters,” “Business-Government Incentives,” “Business-Legal Proceedings” and “Certain Relationships and Related Party Transactions” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, including related-party agreements, power purchase agreements, offtake agreements and contracts for differences, are accurate summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. All agreements expressly referenced in the Registration Statement, the General Disclosure Package and Prospectus between the Company or any of the Subsidiaries, on the one hand, and SunEdison or any other party, on the other hand, are legal, valid and binding obligations of the Company, each such Subsidiary and SunEdison, as applicable, enforceable against the Company, each such Subsidiary and SunEdison, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the General Disclosure Package and Prospectus, the Company, any such Subsidiary and SunEdison have not sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the General Disclosure Package and Prospectus or filed as an exhibit to the Registration Statement.

(r) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply (including Section 402 related to loans) and is actively taking steps to ensure that it will be in compliance in all material respects with other provisions of the Sarbanes-Oxley Act not currently in effect which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(s) Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the YieldCo Parties, threatened against the Company or any of the Subsidiaries, or to which any property of the Company or the Subsidiaries is, or to the knowledge of the YieldCo Parties, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus.

(t) The Company and the Subsidiaries have (or will have upon the consummation of the Organizational Transactions) good and marketable title to all of the properties and assets reflected in the combined financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Registration Statement, the General Disclosure Package and the Prospectus or which, in either case, (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries occupy their leased properties under valid and binding leases, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(u) The Company and the Subsidiaries have filed all material U.S. federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP or where the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect.

(v) There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

(w) Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations or condition (financial or otherwise) of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(x) Neither the Company nor any of the Subsidiaries is or, with respect to clause (ii) only, with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets (each, a “Governmental Entity”), except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and no filing with, authorization, approval, consent, license, order, registration, qualification or decree of or with any such Governmental Entity is required for the issue and sale of the Shares or the consummation by the YieldCo Parties of the transactions contemplated by this Agreement or the Transaction Documents, including the Organizational Transactions, except (A) such as have already been obtained and (B) the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions herein and therein contemplated (including the Organizational Transactions) and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which SunEdison, the Company or any Subsidiary is a party or by which SunEdison, the Company or any Subsidiary or any of their respective properties is bound, or (B) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of SunEdison, the Company or any Subsidiary or (C) any law, rule, regulation, judgment, order, writ or decree applicable to SunEdison, the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over SunEdison, the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (A) and (C), as would not have a Material Adverse Effect.

(y) The execution and delivery of, and the performance by the YieldCo Parties of their respective obligations under, this Agreement and the Transaction Documents to which they are a party (including the Organizational Transactions, the Option Shares Transactions and the issuance and sale of the Shares and the use of proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus under the caption “Use of Proceeds”) have been duly and validly authorized by all necessary corporate action or limited liability company action, as applicable, on the part of the YieldCo Parties, and this Agreement and the Transaction Documents have been duly executed and delivered by the YieldCo Parties.

(z) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the YieldCo Parties of this Agreement and the Transaction Documents, and the consummation of the transactions herein and therein contemplated (including the Organizational Transactions and the Option Shares Transactions) has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, FINRA or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(aa) The Company and each Subsidiary have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Company and each Subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written notice of proceedings relating to the revocation or modification of any Governmental License.

(bb) The Company and the Subsidiaries own or possess or can obtain on reasonable terms the right to use all patents, inventions, trademarks, trade names, service marks, logos, trade dress, designs, data, database rights, Internet domain names, rights of privacy, rights of publicity, copyrights, works of authorship, license rights, trade secrets, know-how and proprietary information (including unpatented and unpatentable proprietary or confidential information, inventions, systems or procedures) and other intellectual property rights, as well as related rights, such as the right to sue for all past, present and future infringements or misappropriations of any of the foregoing, and registrations and applications for registration of any of the foregoing (collectively, “Intellectual Property”) necessary to conduct their business in all material respects as presently conducted and currently contemplated to be conducted in the future. Neither the Company nor any of the Subsidiaries, whether through their respective products and services or the conduct of their respective businesses, has materially infringed, misappropriated, conflicted with or otherwise violated, or is currently materially infringing, misappropriating, conflicting with or otherwise violating, and none of the Company or the Subsidiaries have received any written communication or notice of infringement of, misappropriation of, conflict with or violation of, any Intellectual Property of any other person or entity, except as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company knows of no infringement, misappropriation or violation by others of Intellectual Property owned by or licensed to the Company or the Subsidiaries. The Company and the Subsidiaries have taken all reasonable steps necessary to secure their interests in such Intellectual Property from their employees and contractors and to protect the confidentiality of all of their confidential information and trade secrets.

(cc) None of the material Intellectual Property employed by or on behalf of the Company or the Subsidiaries has been obtained or is being used by the Company or the Subsidiaries in material violation of any contractual obligation binding on the Company or any of the Subsidiaries or any of their respective officers, directors or employees or otherwise in material violation of the rights of any persons. The Company and the Subsidiaries own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and the Subsidiaries (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the Subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. SunEdison (with respect to the Company IT Systems owned or operated by SunEdison), the Company and the Subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(dd) Neither the Company nor, to the YieldCo Parties’ knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ee) Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(ff) The Company and the Subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports; provided that this subsection does not require that the Company comply with Section 404 of the Sarbanes-Oxley Act as of an earlier date than it would otherwise be required to so comply.

(hh) Nothing has come to the attention of the YieldCo Parties that has caused the YieldCo Parties to believe that the statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that are not reliable and accurate in all material respects.

(ii) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and the Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the YieldCo Parties’ knowledge, threatened.

(jj) None of the Company or the Subsidiaries or, to the YieldCo Parties’ knowledge, any director, officer, agent, employee, affiliate or representative of the Company or the Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of the Subsidiaries is subject (collectively, “other economic sanctions”); and the YieldCo Parties will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other economic sanctions.

(kk) None of the Company or the Subsidiaries or, to the YieldCo Parties’ knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”), the Foreign Corrupt Practices Act of 1977, as

amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any of the Subsidiaries, or any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the Subsidiaries is subject. The Company, the Subsidiaries, and their affiliates have each conducted their businesses in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; and the Company and the Subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(mm) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any material liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur material liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(nn) Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus: (i) the Company and each Subsidiary have complied and are in compliance, in all material respects, with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each Subsidiary have obtained and are in compliance, in all material respects, with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses and are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, authorizations or approvals; (iii) neither the Company nor any Subsidiary is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws (a) to which a governmental authority is also a party and which involves potential monetary sanctions, unless it could reasonably be expected that such proceeding will result in monetary sanctions of less than $100,000, or (b) which is otherwise material; and no such proceeding has, to the Company’s knowledge, been threatened in writing or is known by the Company to be contemplated; (iv) neither the Company nor any Subsidiary has received written notice or is otherwise aware of any pending or threatened material claim or potential material liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and neither the Company nor any Subsidiary is aware of any facts or conditions that could reasonably be expected to give rise to any such material claim or material liability; and (v) neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations), that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Subsidiaries.

(oo) The Shares have been approved for listing subject to notice of issuance on the NASDAQ Global Select Market.

(pp) There are no related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement and the Prospectus which have not been described in such documents and the General Disclosure Package as required.

(qq) Except, in each case, (i) as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (ii) as would not, individually or in the aggregate, materially adversely affect the ability of the Company to pay dividends on the Common Stock in the amounts and at the times contemplated in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Cash Dividend Policy,” there are no restrictions on any Subsidiary (A) paying any dividends to the Company or Terra LLC, (B) making any other distribution on such Subsidiary’s share capital or capital stock, as the case may be, or (C) repaying to the Company or Terra LLC any loans or advances to such Subsidiary from the Company or Terra LLC.

(rr) No material labor disturbance by or material dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened.

(ss) Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(tt) In connection with any offer and sale of Reserved Shares to Invitees outside the United States, each Preliminary Prospectus, the Prospectus, any prospectus wrapper and any amendment or supplement thereto, at the time it was delivered to Invitees, complied and will comply throughout such offer and sale outside of the United States in all material respects with any applicable laws or regulations of foreign jurisdictions where such preliminary prospectus, the Prospectus, prospectus wrapper or amendment or supplement was distributed. The Company has not offered, or caused the Representatives to offer, Reserved Shares to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.

(uu) No registration under the Act is required for the issuance and sale of Common Stock pursuant to the Private Placement.

2. PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[—] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 9 hereof.

(b) Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of book-entry interests therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the NASDAQ Global Select Market is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which the Option Shares are to be delivered. The time and date at which book-entry interests for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day) funds drawn to the order of the Company against delivery of book-entry interests therefor through the facilities of The Depository Trust Company, New York, New York.

3. QUALIFIED INDEPENDENT UNDERWRITER.

The Company hereby confirms its engagement of Macquarie Capital (USA) Inc., and Macquarie Capital (USA) Inc. hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 5121 (“Rule 5121”) of FINRA with respect to the offering and sale of the Shares. Macquarie Capital (USA) Inc., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” No compensation will be paid to the QIU for its services.

4. OFFERING BY THE UNDERWRITERS.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

5. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

(a) The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (such approval not to be unreasonably conditioned, delayed or withheld) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule V hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(j) hereof.

(d) The Company will advise the Representatives as promptly as practicable (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as practicable the lifting thereof, if issued.

(e) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. If requested, the Company will deliver to the

Representatives at or before the Closing Date, two signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(g) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company as promptly as practicable will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company as promptly as practicable will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(i) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) satisfying the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(j) No offering, pledge, sale, contract to sell, short sale or other disposition of any Common Stock or other securities convertible into or exchangeable or exercisable for Common Stock or derivative of the Common Stock (or agreement for such) will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives. The restrictions contained in the foregoing sentence shall not apply to (A) the issuance and sale of the Shares to be sold hereunder or the issuance and sale of any shares of Common Stock, Class B Common Stock or Class B1 Common Stock in connection with the Organizational Transactions, (B) the issuance of Common Stock upon exercise, conversion, settlement or vesting of any outstanding warrants, share options, restricted share units or other derivative securities or share-based awards granted pursuant to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the Prospectus, (C) the issuance of Common Stock, or the issuance of options to purchase Common Stock, or the grant of other equity-based awards (including any securities convertible into Common Stock), pursuant to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the Prospectus, (D) the filing of any registration statement on Form S-8 with respect to the Company’s equity incentive and employee benefit plans (including employee share purchase plans) disclosed in the Prospectus, (E) the entry into any agreement providing for the issuance by the Company of shares of Common Stock, or any security that is convertible into or exercisable or exchangeable for shares of Common Stock, to any third party seller(s) (including SunEdison) or its respective affiliates, in each case in connection with the acquisition by the Company or any of its subsidiaries of one or more additional energy projects (or equity interests therein) from such seller(s) (“Additional Third Party Acquisitions”) or (F) the issuance of any such securities by the Company to the seller(s) or its respective affiliates pursuant to any such agreement; provided that, in the case of clauses (E) and (F), (x) the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to Additional Third Party Acquisitions, taken together, may not exceed 15% of the total number of shares (including the Option Shares, to the extent the Underwriters exercise their option to purchase such Option Shares (whether at the closing of the initial public offering contemplated by this agreement or thereafter) and the shares to be issued in connection with the Organizational Transactions) of the Company’s Class A Common Stock issued and outstanding immediately following the completion of the initial public offering contemplated by this agreement and (y) the Company will cause each recipient of such securities to execute and deliver to you, prior to the issuance of any such securities, a lock-up letter described in Section 5(l) hereof, which the Company agrees it will not waive or amend without the prior written consent of the Representatives on behalf of the Underwriters.

(k) The Company will use its reasonable best efforts to list the Shares, subject to notice of issuance, for quotation on the NASDAQ Global Select Market and maintain the listing of the Shares on the NASDAQ Global Select Market.

(l) The Company has caused each person or entity identified on Schedule VI hereto, to execute and deliver to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”). If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a

Lockup Agreement for an executive officer or director of the Company and provide the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit B hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(n) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p) The Company will not knowingly take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

6. COSTS AND EXPENSES.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses (except roadshow expenses incurred by the underwriters); (v) the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (other than legal fees and disbursements of counsel for the Underwriters) incident to securing any required review by FINRA of the terms of the sale of the Shares; (viii) all expenses and application fees related to the listing of the Shares on the NASDAQ Global Select Market; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; and (xi) the expenses (other than legal fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Shares under foreign or state securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriter’s costs or expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11(a)(i) and (vi) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of one counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares. Notwithstanding anything to the contrary in this Section 6, the Company, on the one hand, and the Underwriters, on the other hand, shall share pro-rata (based on the number of passengers from the Company and the Underwriters) any third party costs of private aircraft incurred by or on behalf of the Company in connection with the roadshow.

7. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy in all material respects, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance in all material respects by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex A hereto.

(c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP federal regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex B hereto.

(d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Orrick, Herrington and Sutcliffe LLP, California regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex C hereto.

(e) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Claro & Cia, Chile regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex D hereto.

(f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Eversheds LLP, United Kingdom regulatory counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters substantially in the form of Annex E hereto.

(g) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, from each of KPMG LLP, CohnReznick LLP, Moss Adams LLP and Ernst & Young LLP, in each case containing such statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, which shall be delivered on behalf of the Company and not the signatory in his or her personal capacity, certifying as follows, as of the Closing Date or the Option Closing Date, as the case may be:

(i) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing

Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been a Material Adverse Effect; and

(iv) The Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.

(j) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(k) The Firm Shares and Option Shares, if any, have been approved for quotation upon notice of issuance on the NASDAQ Global Select Market.

(l) The Lockup Agreements described in Section 5(l) hereof are in full force and effect.

(m) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

(n) On or prior to the Closing Date, the Organizational Transactions shall have been consummated, or will be consummated upon or substantially concurrently with the issuance of the Securities and payment therefore in accordance with the terms of this Agreement, and the Company shall have provided evidence reasonably satisfactory to the Underwriters evidencing such consummation, including the satisfaction of any consents, notices or filings required in connection therewith.

(o) On or prior to the Closing Date, the Transaction Documents shall have been executed and the Company shall have provided the Underwriters execution copies thereof.

(p) If the Underwriters exercise their option to purchase the Option Shares, on or prior to the Option Closing Date, the Company shall have furnished to you evidence reasonably satisfactory to you that the Option Shares Transactions have been consummated.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 6 and 8 hereof).

8. INDEMNIFICATION.

(a) The Yieldco Parties agree, jointly and severally:

(i) to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that none of the YieldCo Parties will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to any of the YieldCo Parties by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof; and

(ii) to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses documented and reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other out-of-pocket expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the YieldCo Parties, each of their respective directors, each of their respective officers who have signed the Registration Statement, and each person, if any, who controls any of the YieldCo Parties within the meaning of the Act, against any losses, claims, damages or liabilities to which any of the YieldCo Parties or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses documented and reasonably incurred by any of the YieldCo Parties or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the applicable party or controlling person is a party to any action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the YieldCo Parties by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 13 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, based on the advice of outside counsel to the parties, be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) hereof and by the Company, Terra LLC or SunEdison Holdings in the case of parties indemnified pursuant to Section 8(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent required under this Section 8. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party is obligated under this Section 8(c) to reimburse the indemnified party for such fees and expenses and the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the YieldCo Parties on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the YieldCo Parties on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the YieldCo Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Benefits received by the QIU shall be deemed to be equal to the compensation received by the QIU for acting in such capacity. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the YieldCo Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The YieldCo Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other out-of-pocket expenses documented and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) the QIU, in its capacity as such, shall not be responsible for any amount in excess of the compensation received by the QIU for acting in such capacity and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the YieldCo Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, any of the YieldCo Parties, their respective directors or officers or any persons controlling any of the YieldCo Parties, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to any of the YieldCo Parties, their respective directors or officers, or any person controlling any of the YieldCo Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

(g) Without limitation of and in addition to its obligations under the other paragraphs in this Section 8, the YieldCo Parties, jointly and severally, agree to indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person who controls the QIU (within the meaning of either the Act or the Exchange Act) in connection with the offering of the Shares, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121) in connection with the offering of the Shares contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other documented out-of-pocket expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action.

9. DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable best efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 6 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: (i) if to the Underwriters, to Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); and to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and (ii) if to the Company, to TerraForm Power, Inc., 12500 Baltimore Avenue, Beltsville, Maryland 20705, Attention: Sebastian Deschler, General Counsel.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other reasonable information that will allow the Underwriters to properly identify their respective clients.

11. TERMINATION.

This Agreement may be terminated by you by notice to the Company:

(a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) the suspension of trading of the Common Stock by the NASDAQ Global Select Market, the Commission or any other governmental authority; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or

(b) as provided in Sections 7 and 9 of this Agreement.

12. SUCCESSORS.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, Terra LLC and SunEdison Holdings and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13. INFORMATION PROVIDED BY UNDERWRITERS.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the fifth paragraph (excluding the first sentence) and the twelfth, thirteenth and fifteenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Prospectus.

14. MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers or controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.

The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its shareholders), on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

Any action by the Underwriters hereunder may be taken by Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc. on behalf of the Underwriters, and any such action by Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc. shall be binding upon the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TERRAFORM POWER, INC.

By:
Name:
Title:

TERRAFORM POWER, LLC

By:
Name:
Title:

SUNEDISON HOLDINGS CORPORATION

By:
Name:
Title:

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

Goldman, Sachs & Co.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

As Representatives of the several

Underwriters listed on Schedule I hereto

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased
Goldman, Sachs & Co.
Barclays Capital Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Macquarie Capital (USA) Inc.
Santander Investment Securities Inc.
FBR Capital Markets & Co.

Total

SCHEDULE II

A. CONTRIBUTED ENTITIES

B. ACQUIRED ENTITIES

SCHEDULE III

TRANSACTION DOCUMENTS

SCHEDULE IV

SCHEDULE V

SCHEDULE VI

List of Persons and Entities Subject to Lock-Up

SunEdison Holdings Corporation

Everstream Energy Capital Management Incentive Vehicle LP

Everstream Capital Management LLP

Altai Capital Management L.P.

R/C US Solar Investment Partnership, L.P.

Javier Areitio Bereincua

Sebastian Deschler

David Fernandez

Kevin Lapidus

Jeffrey Meigel

Jose Perez Frances

Sanjeev Kumar

Gopalan Pashupathy

Chris Moakley

Carlos Domenech

Francisco Perez Gundin

Christopher Bailey

Robert Powell

2

ANNEX A

FORM OF OPINION OF COMPANY’S COUNSEL

ANNEX B

FORM OF OPINION OF COMPANY’S U.S. FEDERAL REGULATORY COUNSEL

ANNEX C

FORM OF OPINION OF COMPANY’S CALIFORNIA REGULATORY COUNSEL

ANNEX D

FORM OF OPINION OF COMPANY’S CHILE REGULATORY COUNSEL

ANNEX E

FORM OF OPINION OF COMPANY’S UNITED KINGDOM REGULATORY COUNSEL

EXHIBIT A

LOCK-UP AGREEMENT

EXHIBIT B

FORM OF WAIVER

TerraForm Power, Inc.

Public Offering of Class A Common Stock

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by TerraForm Power, Inc. (the “Company”) of [                ] shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), and the lock-up letter dated [            ], 20[    ] (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [            ], 20[    ], with respect to [                ] shares of the Class A Common Stock (the “Shares”).

Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc., as representatives on behalf of the underwriters, hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [            ], 20[    ]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Goldman, Sachs & Co.

By:
Name:
Title:

Barclays Capital Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title:

cc: Company

EXHIBIT C

FORM OF PRESS RELEASE

TerraForm Power, Inc.

[Date]

TerraForm Power, Inc. (the “Company”) announced today that Goldman, Sachs & Co., Barclays Capital Inc. and Citigroup Global Markets Inc., the representatives of the underwriters in the Company’s recent public sale of shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     ,          20     , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT D

SIGNIFICANT SUBSIDIARIES